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                                                              Exhibit 10.30

                         AGREEMENT OF PURCHASE AND SALE

         AGREEMENT made as of this 29th day of October, 1998 by and between William M. Knobler ("Knobler") residing at Marie Major Drive, Alpine, New Jersey 07620 and Atalanta/Sosnoff Management Corporation ("Management"), a New York corporation, with its principal executive offices at 101 Park Avenue, New York, NY 10178.

         WHEREAS, Knobler owns, operates and retains the right to transfer an investment management business (the "Knobler Business") conducted on the premises of Management (and its affiliates Atalanta/Sosnoff Capital Corporation (Delaware) ("Capital') and Atalanta/Sosnoff Capital Corporation ("Atalanta")) (Management, Capital and Atalanta are collectively referred to herein as the "Atalanta Entities.") in which he and his employees provide investment supervisory and brokerage services to accounts of individuals and small institutions (the "Accounts") on a discretionary basis pursuant to written investment advisory agreements (A schedule of all of the Accounts in the Knobler Business is annexed hereto as Schedule 1. A copy of the form of discretionary account agreement currently in use in the Knobler Business is annexed hereto as Exhibit A.);

         WHEREAS, Knobler is a Senior Vice President of Management and, as an employee of Management, is registered as a representative of Management with the




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regulatory and self-regulatory agencies which have jurisdiction of the business of Management, which, for regulatory purposes, includes the Knobler Business, and Knobler is subject to the supervision of the designated compliance officers of the Atalanta Entities and from time to time on an ad hoc basis participates without separate compensation in the activities of the Investment Committee of Capital and Management.

         WHEREAS, currently, pursuant to a facilities agreement between Knobler and the Atalanta Entities (the "Facilities Agreement"), Knobler receives all of the pre-tax income of the Knobler Business ("Pre-Tax Income") determined by deducting from the gross revenues received by the Atalanta Entities attributable to the advisory fees and brokerage commissions generated by the Accounts managed in the Knobler Business (the "Gross Revenues") the following amounts paid by the Atalanta Entities: (i) sales payouts consisting of amounts due in respect of any Account's advisory fees for finding and securing the Account for the Knobler Business ("Sales Payouts"), (ii) direct expenses consisting of the salaries, bonuses and benefits (excluding Sales Payouts) of persons who work directly and exclusively in the Knobler Business, other itemized expenses, including clearing and execution charges, direct general and administrative expenses and travel and entertainment charges ("Direct Expenses"), and (iii) indirect facilities and support expenses representing a charge for the indirect overhead expenses attributable to the operation of the Knobler Business consisting of charges for the use of the premises of the Atalanta Entities and administrative and accounting support and related services provided to the Knobler Business ("Indirect Expenses").

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(A schedule of the Gross Revenues, Sales Payouts, Direct and Indirect Expenses
for the six months ended June 30, 1998 is annexed hereto as Schedule 2.)

         WHEREAS, under the Facilities Agreement Knobler instructs the Atalanta Entities how the Pre-Tax income of the Knobler Business is allocated and paid to him in the form of salary and bonus each calendar year based upon his and the Atalanta Entities projection of Gross Revenues, Sales Payouts and Direct and Indirect Expenses.

         WHEREAS, Knobler has determined that he wishes to sell, transfer, assign and dispose of the Knobler Business to Management upon the terms and conditions hereinafter set forth and to relinquish his rights to (i) sell, transfer, assign or dispose of it to any other person and (ii) enforce the Facilities Agreement, except to the extent expressly set forth herein, and Management wishes to purchase, accept the transfer and assignment of, and acquire the Knobler Business on the terms and conditions hereinafter set forth; and

         WHEREAS, Management has requested that, to assist it in the transition to full direct operation and control of the Knobler Business, Knobler agree to remain as an employee of Management for a two-year period and Knobler has agreed to render such assistance.

         NOW, THEREFORE, This Agreement

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                              W I T N E S S E T H:

         For and in consideration of the mutual and dependent promises hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Purchase and Sale

                  (a) Effective Date. The Effective Date of the transfer of the Knobler Business shall be deemed to occur as of September 30, 1998.

                  (b) No Closing. No closing shall occur in connection with the purchase and sale of the Knobler Business.

         2.       Purchase Price

                  (a) Determination. The purchase price for the Knobler Business shall be determined by multiplying the Gross Revenues earned by the Knobler Business during the three months ended December 31, 1998 by 4 and multiplying the product of that calculation by 2.25. The purchase price as so determined (the "Purchase Price") shall be subject to adjustment as provided in Paragraph 2(c) hereof.

                  (b) Installment Payments. The Purchase Price shall be paid in three

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installments of the indicated percentage of the Purchase Price as defined under
Paragraph 2(a) on the dates specified:

                  (i) The First Installment representing 50% of the Purchase Price shall be paid on January 31, 1999;

                  (ii) The Second Installment ("Second Installment") representing 25% of the Purchase Price shall be paid on January 31, 2000; and

                  (iii) The Third Installment ("Third Installment") representing 25% of the Purchase Price shall be paid on January 31, 2001.

         No interest shall be paid by Management on the deferred payment of the Purchase Price.

                  (c)      Adjustment in Installment Payments

                           (i)      Based on Change in Gross Revenues

                                    (A)     Second Installment. The Second
                                            Installment shall be adjusted by
                                            adding to (or subtracting from) the
                                            Second Installment 25% of the
                                            positive (or negative) difference
                                            between (x) the product of (i) 2.25

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                                            multiplied by Gross Revenues for the
                                            three months ended December 31,
                                            1999, and (ii) 4 and (y) the
                                            Purchase Price as determined in
                                            accordance with Paragraph 2(a)
                                            hereof.

                                    (B)     Third Installment. The Third
                                            Installment shall be adjusted by
                                            adding to (or subtracting from) the
                                            Third Installment 25% of the
                                            positive (or negative) difference
                                            between (x) the product of (i) 2.25
                                            multiplied by Gross Revenues for
                                            the three months ended December 31,
                                            2000, and (ii) 4 and (y) the
                                            Purchase Price as determined in
                                            accordance with Paragraph 2(a)
                                            hereof.

                           (ii) Based on Termination of Employment of Knobler prior to September 30, 2000. In the event that Knobler's "Termination of Employment" (as hereinafter defined in paragraph 3(e) hereof) shall occur prior to September 30, 2000, notwithstanding anything to the contrary contained herein, instead of the Purchase Price as computed in accordance with Paragraph 2(a) hereof and adjusted in accordance with Subparagraph 2(c)(i) and paid as provided in Paragraph 2(b) hereof, Knobler (his committee, estate or

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                                    legal representatives) shall receive,
                                    instead of the Second and/or Third
                                    Installments, if Knobler's Termination of
                                    Employment occurs prior to the respective measuring dates for the adjustment thereof, an adjusted amount determined on the basis of the date of the Termination of Employment and paid as set forth below. If the date of Termination of Employment occurs:

                                    (A)     On or prior to September 30, 1999,
                                            then instead of the Second and Third
                                            Installments Knobler shall receive
                                            50% of the product of (i) 4
                                            multiplied by the Gross Revenues
                                            earned by the Knobler Business
                                            during the second full calendar
                                            quarter following the date of
                                            Termination of Employment, and (ii)
                                            2.25.

                                    (B)     Prior to September 30, 2000 and on
                                            or after October 1, 1999, then
                                            instead of the Third Installment
                                            Knobler shall receive 25% of the
                                            product of (i) 4 multiplied by the
                                            Gross Revenues earned by the Knobler
                                            Business during the second full
                                            calendar quarter following the date
                                            of Termination of Employment (as
                                            hereinafter defined), and (ii) 2.25.

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                                    Payment of amounts due pursuant to clauses
                                    2(c)(ii)(A) or (B) hereof shall be made
                                    within 45 days of the end of the second full calendar quarter following the date of Termination of Employment. For the purposes of this subparagraph 2(c)(ii) only, the date of Termination of Employment shall be deemed to have occurred as of the last day of the calendar quarter immediately preceding the date of Termination of Employment as otherwise determined hereunder.

         3.       Employment of Knobler; Consulting by Knobler

                  (a) Duties and Title. Knobler shall devote his full time and energies during regular business hours to the management of the Knobler Business reporting to the President and/or Chief Operating Officer of Management (as they shall determine between them) and the Board of Directors of Management. He shall continue to have the title of Senior Vice President.

                  (b) Term. Knobler shall be employed hereunder by Management from the date hereof until December 31, 2000, unless a Termination of Employment shall occur sooner as provided herein.

                  (c) Authority. Knobler shall have general operational authority over the

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Knobler Business purchased hereunder by Management, subject to his reporting obligations, and shall exercise the discretion he has exercised heretofore, subject to the following guidelines to assure that during the period of transition to full direct operation and control of the Knobler Business by Management personnel, other than Knobler, the value of the Knobler Business is preserved and enhanced:

                           (i) Knobler shall regularly consult with the President and/or Chief Operating Officer (as they shall determine between them) with respect to all aspects of the Knobler Business and shall actively seek to directly involve one of them or their designee in all aspects of the Knobler Business.

                           (ii) Management shall identify to Knobler and allocate to the Knobler Business on a part time basis a mutually acceptable research person who shall work closely with Knobler for the purpose of learning about and emulating, to the extent deemed appropriate, the investment supervisory services currently provided by Knobler and of being introduced to the clients in the Knobler Business with a view to assuming direct responsibility for the provision of such services without Knobler's assistance by December 31, 2000.

                           (iii) Knobler shall retain the authority to authorize expenditures

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                                    on behalf of the Knobler Business, subject
                                    to the following limitations on expenses authorized by him:

                                    (A)     Direct Expenses of the Knobler
                                            Business, including Direct Expenses
                                            set forth in clause 3(c)(iii)(B),
                                            shall not exceed 35% of Gross
                                            Revenues.

                                    (B)     Employee salaries, bonuses and
                                            benefits (excluding Sales Payouts
                                            and salary, bonuses and benefits
                                            payable to Knobler) shall not exceed
                                            the larger of (i) $180,000 per
                                            annum, or (ii) 15% of Gross
                                            Revenues;

                                    (C)     Sales payouts shall not exceed 20%
                                            of Gross Revenues generated by any
                                            Account; and

                                    (D)     Payments in respect of Indirect
                                            Expenses of the Knobler Business
                                            shall be maintained at levels in
                                            effect as of the date hereof, shall
                                            not be separately charged to
                                            Knobler and effectively shall be
                                            shared by Knobler and Management in
                                            the same proportions in which they
                                            share Pre-Tax Income hereunder by
                                            reason of the deduction of Indirect
                                            Expenses from Gross Revenues in
                                            determining Pre-Tax Income.

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         Expenses incurred, authorized by Knobler and not within the foregoing limitations, shall be charged to amounts otherwise due Knobler hereunder.

                  (d)      Salary and Bonus

                  In accordance with the course of dealing heretofore in effect between Knobler and Management as modified by this Agreement, for periods prior to Knobler's Termination of Employment, Knobler shall receive as compensation for his services in maintaining the value of the Knobler Business for the account of Management and assisting in the transition of the Knobler Business to the direct control and operation thereof by Management, an amount equal to 50% of the Pre-Tax Income of the Knobler Business during the twelve month period ended September 30, 1999, 25% of the Pre-Tax Income of the Knobler Business during the twelve month period ended September 30, 2000 and 15% of the Gross Revenues of the Knobler Business, payable quarterly in arrears, during the three month period ended December 31, 2000. Should the Termination of Employment of Knobler occur on a date other than the foregoing enumerated dates, the amount shall be prorated for the number of whole months during which Knobler was employed during the applicable period. Payouts to Knobler may be made in the form of salary or bonus, as Knobler and Management shall agree.

                  (e)      Termination of Employment

                           The employment of Knobler hereunder shall terminate
on the date

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of Termination of Employment of Knobler. Termination of Employment shall mean the first to occur of the following:

                           (i)      December 31, 2000

                           (ii)     Knobler's death

                           (iii)    Knobler's resignation

                           (iv) Knobler's "disability". For the purposes hereof, "disability" shall mean the inability of Knobler to perform his work on a substantially full time basis for more than six consecutive months or nine non-consecutive months during the two year and three month term of his employment hereunder by reason of physical or mental illness as determined by a physician selected by Management.

                           (v) The dismissal of Knobler for "cause". For the purposes hereof "cause" shall mean that Knobler shall have been convicted of a crime involving moral turpitude or have been found in a non-appealable judgment to have committed fraud involving securities or commodities related activities.

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                  (f) Consulting/Continued Employment. Subject to such
additional terms and conditions as Knobler and Management shall agree, and Knobler's and Management's agreement to continue Knobler's involvement in the Knobler Business, Knobler may continue to participate in the management of the Knobler Business as a consultant or as an employee of Management after December 31, 2000. During such period of consulting activities or his tenure as an employee, Knobler shall receive compensation equal to 15% of the Gross Revenues of the Knobler Business, payable quarterly in arrears.

                  (g)      Restricted Activities

                                    (i)      During the period Knobler is
                                             employed hereunder and during the
                                             period, if any, when he provides
                                             consulting services hereunder, and
                                             for a period of two (2) years after
                                             the end of such periods (the
                                             "Non-Competition Period"), Knobler
                                             shall not, directly or indirectly
                                             whether as owner, partner,
                                             investor, consultant, agent,
                                             employee, coventurer or otherwise,
                                             compete with the Atalanta Entities
                                             within the United States or
                                             undertake with any third party any
                                             planning for any business
                                             competitive with the Atalanta
                                             Entities. Specifically, but without
                                             limiting the foregoing, Knobler
                                             agrees not to engage in any manner
                                             in any activity

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                                            that is directly or indirectly
                                            competitive with the business of the
                                            Atalanta Entities as conducted or
                                            under active development at any time
                                            during the periods of Knober's
                                            employment or consultancy. For the
                                            purposes hereof, the business of the
                                            Atalanta Entities shall include the
                                            direct or indirect provision of
                                            investment supervisory or management
                                            services and/or brokerage services
                                            on a direct basis or through
                                            registered or unregistered
                                            investment pools such as investment
                                            partnerships, corporations or
                                            trusts.

                                    (ii)    Knobler agrees that, during his
                                            employment or consultancy hereunder,
                                            he will not undertake any outside
                                            activity, whether or not competitive
                                            with the business of the Atalanta
                                            Entities, that could reasonably give
                                            rise to a conflict of interest or
                                            otherwise interfere with his duties
                                            and obligations to the Atalanta
                                            Entities.

                                    (iii)   Knobler further agrees that while he
                                            is employed by or consults to
                                            Management hereunder and during the
                                            Non-Competition Period, Knobler will
                                            not hire or

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                                            attempt to hire any employee of the
                                            Atalanta Entities, assist in such
                                            hiring by any Person, encourage any
                                            such employee to terminate his or
                                            her relationship with the Atalanta
                                            Entities, or solicit or encourage
                                            any client or vendor of the Atalanta
                                            Entities to terminate or diminish
                                            its relationship with them or, in
                                            the case of a client, to conduct
                                            with any Person any business or
                                            activity which such client conducts
                                            or could conduct with the Atalanta
                                            Entities. "Person" means an
                                            individual, a corporation, an
                                            association, a partnership, an
                                            estate, a trust and any other entity
                                            or organization, other than the
                                            Atalanta Entities.

                  (h) Enforcement. Knobler recognizes that his agreement to the terms and conditions of Paragraph (g) represents a material inducement to the Atalanta Entities to purchase the Knobler Business and continue the Knobler employment. Knobler acknowledges that irreparable injury may result to the Atalanta Entities and that the Atalanta Entities will have no adequate remedy at law in the event that Knobler breaches any of the provisions of Paragraph (g). Accordingly, Knobler agrees that in the event of a breach by Knobler of any of the provisions of Paragraph (g), the Atalanta Entities shall, in addition to all other rights and remedies, be entitled to injunctive relief with respect to such breach and/or to a decree for specific performance of the terms of such subparagraph, in each instance without the necessity of showing any irreparable

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injury or special damages. Notwithstanding the foregoing, Paragraph (g) hereof shall not be enforcible if prior to the breach of any of the provisions thereof, Management shall have failed to make payments to Knobler required to be made by the terms of this Agreement.

         4.       Representations and Warranties About Knobler Business

                  (a) Sole Ownership. Knobler represents and warrants that he is the sole owner of the Knobler Business and that no other person has any interest, direct or indirect, fixed or contingent, beneficial or legal, in the Knobler Business, including any interest in Gross Revenues, except as set forth on Schedule 1 annexed hereto and except for such interest as may inure to the Atalanta Entities under the Facilities Agreement.

                  (b) Authority to Convey; No Conflicts. Knobler represents and warrants that he has the sole power and authority to convey the Knobler Business without the participation or consent of any other person, except to the extent that he may be required to secure the consent of his clients to the transfer thereof, and that no filings with any public or private regulatory or self-regulatory bodies are required in connection therewith. The sale, transfer, assignment and conveyance of the Knobler Business to Management does not conflict with, is not inconsistent with, is not prohibited by and does not give rise to any right of action in any person, under any contract, agreement, arrangement or understanding with Knobler or any judgment or

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order to which the Knobler Business is subject.

                  (c) Absence of Claims. Knobler represents and warrants that no person has asserted any claim, and no state of facts exists which could form the basis for any claim, for damages allegedly arising out, relating to or otherwise connected with, the conduct of the Knobler Business by Knobler or by (i) persons reporting to Knobler whose salaries, bonuses and fringe benefits are part of the Direct Expenses of the Knobler Business ("Knobler Employees"), or (ii) by any other person who asserts that he is acting as an agent or representative for Knobler or the Knobler Employees.

                  (d) Lawful Conduct of Knobler Business. Knobler represents and warrants that he and the Knobler Employees have not engaged in any conduct or course of dealing, by action or omission, alone or with others, or caused or permitted the Knobler Business to engage in any such conduct or course of dealing, which violates any federal or local securities or commodities laws or regulations or the rules of any regulatory or self-regulatory agency having jurisdiction over Knobler, the Knobler Employees or the Knobler Business.

         5.       Notice to Clients of Knobler Business.

                  Knobler shall provide prompt written notice to the clients of the Knobler Business of the transfer to be effected by this Agreement. Knobler shall consult with counsel to determine whether the transfer of ownership of the Knobler Business to

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Management constitutes an assignment of the investment advisory contracts of the clients of the Knobler Business under the Investment Advisors Act of 1940 which requires such clients' consent. If required, Knobler shall solicit their active or "negative consent". The notice to clients and any required client consent solicitation shall be subject to Management's review and approval.

         6.       Further Assurances

                  Knobler shall take all steps necessary, appropriate or desirable to vest in Management ownership of all right, title and interest in and to the Knobler Business and shall, at Management's request, furnish to it or any third party such documentation with respect to such transfer and Management's ownership as Management shall reasonably require.

         7.       Indemnity; Right of Set-Off

                  Knobler shall indemnify and hold harmless the Atalanta Entities and their officers, directors, employees and agents from and against any claim, judgment, award or damages (including the costs of investigation and of any settlement) arising out of, relating to or connected with (i) the breach of any representation or warranty made herein by Knobler or the conduct of Knobler and the Knobler Employees in the operation of the Knobler Business prior to the date hereof or (ii) for the conduct of Knobler or the Knobler Employees, subject to his direct supervision and control and

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arising as a direct result of his actions or omissions, during the transition period ended December 31, 2000. Any damages resulting therefrom may be satisfied by application of, and set off against, amounts otherwise due Knobler hereunder.

         8.       Successors

                  (a) Management will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Management, by agreement in form and substance satisfactory to Knobler, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Management would be required to perform it if no such succession had taken place. As used in this Agreement, Management shall mean Management as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this paragraph or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) In the event Knobler's employment under this Agreement shall terminate for any reason while any amounts have been earned but not paid as of the applicable Termination of Employment as defined herein or are otherwise due Knobler under the terms hereof or by reference thereto, then the right to receive such amount shall survive and be enforceable after the Termination of Employment hereunder by Knobler, his successors, assigns, executors, administrators, heirs, legatees, devisees

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or legal representatives.

         9.       Notices

                  For the purposes of this Agreement, any notices or other communications provided for or permitted in this Agreement shall be in writing and shall be deemed to have been duly given three days after it is mailed by United States registered or certified mail, return receipt requested, postage prepaid, when it is transmitted by facsimile transmission or delivered by messenger addressed as follows:

                  If to Knobler:        William M. Knobler
                                        Marie Major Drive
                                        Alpine, New Jersey 07620

                  If to the Company:    Atalanta/Sosnoff Management Corporation
                                        101 Park Avenue
                                        New York, New York 10178
                                        Attention: Anthony G. Miller,
                                        Executive Vice President and
                                        Chief Operating Officer

                  With a copy to:       Stephen C. Kahr, Esq.
                                        Greenberg & Kahr
                                        230 Park Avenue
                                        New York, New York 10169

or to such other address as any such person may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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         10.      Amendment and Waiver

                  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Knobler and a duly authorized officer of Management. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         11.      Choice of Law

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without reference to conflicts of laws.

         12.      Severability; Survivability

         It is the intent of the parties hereto that in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not

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affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The provisions of Paragraphs 3(g) and 3(h) of this Agreement shall survive the expiration of termination of Knobler's employment hereunder, whether during the period set forth in Paragraph 3(b) of this Agreement or thereafter, and the termination of this Agreement.

         13.      Counterparts

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14.      Only Agreement

                  From and after the Effective Date, this Agreement shall supersede any and all prior employment or facilities agreements between the parties.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    ATALANTA/SOSNOFF MANAGEMENT CORPORATION

                                    By: s/ Martin T. Sosnoff
                                        ---------------------------------------
                                        Martin T. Sosnoff, Chairman of the Board
                                            and Chief Executive Officer

                                        s/ William M. Knobler
                                        ---------------------------------------
                                        William M. Knobler


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